Exhibit 10.31

Amendment No. 1 to Employment Agreement with Mark Selawski

MEDSTONE INTERNATIONAL, INC.
EMPLOYMENT AGREEMENT
AMENDMENT #1
Chief Financial Officer

          This amendment is entered into effective July 24, 2003 (the Effective Date) by and between Medstone International, Inc., a Delaware Corporation, (Medstone) and Mark Selawski (Employee) as Amendment #1 to the Employment Agreement dated August 13, 2002.

          Whereas the original term of the agreement as specified in Item 3 was to be for a term of one (1) full year from the effective date of the Agreement, it is agreed between Medstone and the Employee that the term of the agreement is hereby amended to expire on December 31, 2003.

     All other terms and conditions remain as stated in the original Agreement.

MEDSTONE INTERNATIONAL, INC.		Employee
A Delaware corporation

By:	/s/ DAVID V. RADLINSKI	/s/ MARK SELAWSKI

	David V. Radlinski Chairman and CEO	Mark Selawski